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                                                                    Exhibit 21.1

                           Subsidiaries of Registrant

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                                                                     Jurisdiction of
                                                                     ---------------
                   Name of Subsidiary                            Incorporation/Formation         % Ownership
                   ------------------                            -----------------------         -----------
Pacer Logistics, Inc.                                     Delaware                               (1)

    Pacific Motor Transport Company                       California                             100

    Pacer Integrated Logistics, Inc.                      Delaware                               100

    PLM Acquisition Corporation                           Delaware                               100

    Keystone Terminals Acquisition Corporation            Delaware                               100

    Cross Con Transport, Inc.                             Illinois                               100

    Cross Terminals, Inc.                                 Delaware                               100

    Pacer Express, Inc.                                   California                             100

        Interstate Consolidation Services, Inc.           California                             100

        Interstate Consolidation, Inc.                    California                             100

           Intermodal Container Services, Inc.            California                             100

    Manufacturers Consolidation Services, Inc.            Tennessee                              100

        Levcan, Inc.                                      Tennessee                              100

        Manufacturers Consolidation Services of           Delaware                               100
        Canada, Inc.

    Pacer International Consulting, LLC                   Colorado                               100

    Pacer International Rail Services, LLC                Colorado                               100

    Pacer Rail Services, LLC                              Colorado                               100

Conex Global Logistics Services, Inc.                     Delaware                               100

GTS Transportation Services, Inc.                         California                             100

RFI Group, Inc.                                           Delaware                               100

    RFI International Ltd.                                New York                               100

        Ocean World Lines, Inc.                           Delaware                               100

           International Logistics Management, Inc.       Delaware                               100

Rail Van, Inc.                                            Ohio                                   100

    Rail Van LLC                                          Ohio                                   100
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(1) The Registrant owns 100% of the common stock of Pacer Logistics, Inc. There are also outstanding _____ shares of Pacer Logistics 7.5% Exchangeable Preferred
Stock which are owned by certain members of management. This preferred stock is exchangeable for shares of common stock of the Registrant.